BUSINESS ALLIANCE AGREEMENT


     Business Alliance Agreement dated as of March 25, 1998, by and between Compu-DAWN, Inc., a Delaware corporation, with its executive office at 77 Spruce Street, Cedarhurst, New York 11516 ("Compu-DAWN") and Alpine Software Incorporated, a Virginia corporation, with its executive office at 83 South Street, Pittsford, New York 14534 ("Alpine").

     WHEREAS, Compu-DAWN has developed certain law enforcement management software (the "Law Enforcement Management Software").

     WHEREAS, Alpine has developed certain fire management software (the "Fire Management Software", and together with the Law Enforcement Management Software sometimes referred to as the "Combined System").

     WHEREAS, Compu-DAWN and Alpine desire to undertake a business alliance to market and sell the Combined System pursuant to the terms and conditions hereof.

     NOW, THEREFORE, for the consideration, the sufficiency of which is hereby acknowledged, the covenants, conditions and agreements set forth herein, the parties hereby agree as follows:

1.   Marketing.

     (a) Subject to the provisions of paragraph 1(b), during the term of this Agreement, the parties will market a Combined System. Compu-DAWN shall manage and direct, and be responsible for, marketing and sales during the Exclusive Period (as defined in Section 3(b) of the term hereof.

     (b) If either party desires to sell its product to a potential customer which has an existing system which competes with the other party's product, and which existing system was installed at least one year prior to the first party's contact with such potential customer, the first party will inform the other party of its intention to market and sell its product to such potential customer and such other party shall have a reasonable period to object or, with the full cooperation of the first party, explore a business opportunity with such potential client.

2.   Term.

     (a) The term (the "Term") of this Agreement shall be three (3) years. The relationship between Compu-DAWN and Alpine shall be exclusive, subject to
Section 2(b).

     (b) If no sales of the Combined System have occurred in the first year of the Term, the parties' relationship shall be non-exclusive commencing with the third year of the Term.


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3.   Exclusive Period Covenants.

     (a) During the Term, Compu-DAWN shall not develop and/or market its own Fire Management Software and Alpine shall not develop and/or market its own Law Enforcement Management Software, except as set forth in Section 1(b).

     (b) During the exclusive period of the Term (the "Exclusive Period") Compu-DAWN and Alpine respectively shall not market and sell its own or a third party's (other than the other party hereto) Fire Management Software and Law Enforcement Management Software, respectively.

     (c) During the Exclusive Period, each party agrees that it will not enter into any contract to sell its Law Enforcement Management Software or Fire Management Software, as the case may be, unless the potential client, if such client is purchasing both a Law Enforcement Management Software System and Fire Management Software System, agrees to purchase a Combined System.

4. Installation. Compu-DAWN shall be responsible, and shall have the sole right, to install the Law Enforcement Management Software and Fire Management Software for all customers who have purchased a Combined System at all such customers' locations.

5.   Training.

     (a) Alpine shall provide training to Compu-DAWN's technical personnel with respect to the installation, maintenance and operation of the Fire Management Software.

     (b) Compu-DAWN shall organize training programs for the customers and Alpine shall provide technicians to train the requisite personnel of such customers with respect to the operation of the Fire Management Software.

6. Customer Service. Compu-DAWN shall be the primary contact for customer service, and Compu-DAWN will, at its discretion, refer service calls to Alpine as Compu-DAWN deems necessary. It is acknowledged that Compu-DAWN provides customer service to its customers 24 hours a day, 7 days a week. However, Alpine shall be required to have necessary personnel available for customer services during regular business hours, except in the case of emergencies as designated by Compu-DAWN.

7. Fire Management Software System Package. Compu-DAWN and Alpine will agree on a standard Fire Management Software system package consisting of, among other things, incident, personnel, inventory and training records, in a format that will be marketable in all state and local markets throughout the United States, which format will be readily adaptable to meet each customer's procedures and forms requirements.


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8.   Software   Integration.   Compu-DAWN  and  Alpine  will  use   commercially
reasonable efforts to integrate their respective software for easy data transfer and access with respect to the operation the Combined System.

9.   Licenses.

     (a) Compu-DAWN hereby grants Alpine a license and right to its Law Enforcement Management Software for the specific purposes set forth in Section 8 above.

     (b) Alpine shall grant Compu-DAWN a license and right to (i) market and sell and maintain the Fire Management Software and provide training and customer service to customers with respect to the Fire Management Software in the manner set forth herein and to effectuate the terms and provisions of this Agreement, and (i) use Alpine's name and red alert logo in its marketing, advertising and product material and literature.

10. Payment. Compu-DAWN shall pay Alpine a mutually agreed to amount per customer, based upon the each particular application or situation, in connection with the sale and maintenance of the Combined System. (Exhibit A illustrates by example, sample Compu-DAWN/ Alpine Sales / Maintenance Terms (the "Sales and Maintenance Terms"))

11. Entire Agreement. This Agreement, including the exhibit attached hereto, which is a part hereof, and the Sales / Maintenance Terms agreed to by the parties from time to time hereafter with respect to the particular customers, constitutes the entire agreement of the parties with respect to the subject matter hereof, and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

12. Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail, or telecopier and each party's respective address set forth above. (For telecopier notice, Compu-DAWN's telecopier number is (516) 374-9410 and Alpine's telecopier number is (716) 264-9844) or at such other address or telecopier number as any party may specify by notice given to the other party in accordance with this Section 12.

13. Choice of Law; Severability. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.


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14. Successors and Assigns; No Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, except to a wholly owned subsidiary.

15. Headings and Counterparts. The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.


     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.


                                   Compu-DAWN, Inc.


                                   By: /s/ Louis Libin
                                       Louis Libin , Chief Technology Officer

                                   Alpine Software Incorporated


                                   By: /s/ Richard Schenkel
                                       Richard Schenkel, President



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